CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and to the use of our report dated December 21, 1998, in Post-Effective Amendment Number 16 to the Registration Statement (Form N-1A No. 33-33852) and in the related Prospectuses of Federated Index Trust (comprising respectively, Federated Max-Cap Fund, Federated Mid-Cap Fund, and Federated Mini-Cap Fund) dated December 31, 1998.

/s/ Ernst & Young, LLP
Boston, Massachusetts
December 23, 1998